UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026 onity group inc.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2026, Onity Group Inc. (“Onity” or the “Company”), through its wholly-owned subsidiary Onity Mortgage Corporation (“OMC”), and Finance of America Reverse LLC (“FAR”) entered into an amendment (the “Amendment”) to the parties’ agreements for the sale of Onity’s reverse mortgage servicing portfolio and certain reverse originations assets. Pursuant to the Amendment, which modifies the terms of the Asset Purchase Agreement and the Reverse Mortgage Servicing Rights Purchase and Sale Agreement, each dated as of November 17, 2025, OMC has agreed to sell reverse mortgage servicing rights (“MSRs”) comprised of approximately 20,000 Ginnie Mae home equity conversion mortgage (“HECM”) loans with an unpaid principal balance (“UPB”) of $5.1 billion as of March 31, 2026. FAR will also acquire OMC’s pipeline of reverse mortgage loans as of the transaction closing date. In addition, FAR expects to assume certain of OMC’s US-based reverse originations employees in May 2026 and additional employees in July 2026.

OMC will become the subservicer for the reverse MSRs sold to FAR under a three-year subservicing agreement subject to automatic one-year renewal unless FAR provides notice of non-renewal 180 days prior to the expiration of the original term, and subject thereafter to renewal upon mutual agreement of the parties. OMC has agreed to discontinue its reverse originations business upon closing with the exception of activities relating to the recapture of existing HECM borrowers for any HECM MSRs not transferred to FAR.

Based on the UPB of the HECM loans as of March 31, 2026, the proceeds from the transaction are estimated to be approximately $105-115 million in cash before transaction costs, repayment of certain warehouse financings, and related adjustments, including as a result of asset and liabilities balances as of the closing date. Following these payments and adjustments, the transaction is expected to produce net proceeds of $70 to $80 million. The transaction is subject to regulatory approval and customary closing conditions and is expected to close in the third quarter of 2026.

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2026, the Company issued a press release announcing results for the first quarter ended March 31, 2026 and providing a business update. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the information in the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Onity Group Inc. dated May 5, 2026

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this Current Report on Form 8-K regarding the amount of net proceeds expected from the transaction, the expected timing of closing, the timing of the transfer of OMC employees to FAR, the future of Onity’s relationship with FAR, and the expected financial and operational impacts of the transaction.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the timing of the receipt of required regulatory approvals (or failure to receive such approvals), the amount of assets transferred at closing, the nature and amount of post-closing adjustments, future payments related to indemnification obligations, the reaction of customers, contractual counterparties and others to the transaction, FAR’s future strategic decisions and performance, changes in market conditions, the industry in which Onity operates, and its business, the actions of governmental entities and regulators, developments in litigation matters, and other risks and uncertainties detailed in Onity’s reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2025 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Onity’s business should review the Company’s SEC filings. The forward-looking statements speak only as of the date they are made and the Company disclaims any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: May 5, 2026	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer